UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 31, 2010

Communication Intelligence Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-19301	94-2790442
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

275 Shoreline Drive, Suite 500

Redwood Shores, CA 94065

(Address of principal executive offices)

(650) 802-7888

Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into Material Definitive Agreement

Item 3.02       Unregistered Sales of Equity Securities

As previously disclosed, on December 9, 2010, Communication Intelligence Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with its principal stockholders, Phoenix Venture Fund LLC (“Phoenix”) and Michael Engmann, and certain other parties (each an “Investor,” and, collectively, the “Investors”) relating to the sale and issuance to the Investors by the Company of 2,210,500 shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and warrants to purchase shares of the Company’s Common Stock (each a “Warrant,” and, collectively, the “Warrants”).   The sale of shares of Series C Preferred Stock and the issuance of the Warrants is referred to collectively herein as the “Financing”.  Pursuant to the Purchase Agreement, the Company agreed, subject to the terms thereof, to (1) issue and sell to the Investors in a private placement an aggregate of 2,210,500 shares of Series C Preferred Stock at a purchase price of $1.00 per share, and (2) issue to each Investor a three-year Warrant to purchase a number of shares of Common Stock equal to the total number of shares of Series C Preferred Stock purchased by such Investor divided by 0.225 at an exercise price of $0.0225 per share. The material terms of these transactions were described in detail in the Company’s definitive consent statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2010.

On December 31, 2010, the Company consummated the Financing, issuing under the Purchase Agreement 2,210,500 shares of Series C Preferred Stock and Warrants to purchase an aggregate of 98,244,444 shares of Common Stock.  The Series C Preferred Stock issued in the Financing is convertible into Common Stock at an initial conversion price of $0.0225 per share, which means that such shares of Series C Preferred Stock are initially convertible into an aggregate of 98,244,444 shares of Common Stock.  In addition to the shares of Series C Preferred Stock and Warrants issued to the Investors in the Financing, the Company also issued a warrant to SG Phoenix LLC, an affiliated entity of Phoenix, to purchase 4,912,222 shares of Common Stock in connection with certain services provided by SG Phoenix LLC in connection with the Financing.  Following consummation of the Financing, Phoenix beneficially owns approximately 301,229,690 shares of Common Stock of the Company when calculated in accordance with Rule 13d-3 (including 72,461,873 shares of Common Stock issuable upon the exercise of warrants held by Phoenix). Following consummation of the Financing, Mr. Engmann, together with his affiliated entities, beneficially owns approximately 66,033,102 shares of Common Stock when calculated in accordance with Rule 13d-3 (including 13,283,838 shares of Common Stock issuable upon the exercise of warrants held by Phoenix).  Upon consummation of the Financing, Phoenix and Mr. Engmann, together with his affiliated entities, beneficially own 75.6% of the outstanding shares of Common Stock of the Company when such ownership is calculated in accordance with Rule 13d-3.

In connection with the closing of the Financing, the Company also entered into a Registration Rights Agreement with the Investors, the material terms of which were described in detail in the Company’s definitive consent statement on Schedule 14A filed with the SEC on December 21, 2010.  The terms of the Registration Rights Agreement entered into by the Company and the Investors provide that the Company is obligated to file a registration statement on the appropriate form with the Securities and Exchange Commission within 45 days of written notice from holders of at least one-third of the outstanding shares of Series C Preferred Stock with respect to such shares of Series C Preferred Stock and all shares of Common Stock issuable upon (i) conversion of such shares of Series C Preferred Stock and (ii) exercise of any outstanding Warrants held by such holders, subject to the limitations of applicable law and provided that the fair market value of the securities to be registered pursuant to the demand equals at least $1,000,000. The Company is obligated to use its best efforts to cause the registration statement to be declared effective and will bear all expenses incurred in preparation and filing of the registration statement. The holders of Series C Preferred Stock have up to three demand registrations on Form S-1 or any successor thereof and up to four demand registrations on Form S-3 or any successor thereof. In addition, Phoenix, Mr. Engmann and the other Investors have piggy-back registration rights pursuant to which they may include registrable securities held by them in any subsequent registration of securities by the Company, subject to certain conditions.

The shares of Series C Preferred Stock and Warrants were offered and sold to the Investors in reliance on the exemptions provided by Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”) and Regulation D promulgated under the Securities Act and in reliance on similar exemptions under applicable state laws. Certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act or pursuant to an exemption thereunder.

Item 5.07   Submission of Matters to a Vote of Security Holders.

Pursuant to the definitive consent statement on Schedule 14A filed with the SEC on December 21, 2010, the Company solicited the approval of the Company’s stockholders on a proposal to amend the Company’s Certificate of Incorporation to increase the number of shares of authorized capital stock from 535,000,000 to 1,074,500,000, the total number of authorized shares of Common Stock from 519,000,000 to 1,050,000,000, and the total number of authorized shares of Preferred Stock from 16,000,000 to 24,500,000 shares. On December 31, 2010, the stockholders approved the amendment of the Company’s Certificate of Incorporation.

As of December 7, 2010, the record date for the consent solicitation, the Company had 192,418,565 shares of Common Stock outstanding, 797,235 shares of Series A-1 Preferred Stock outstanding, which shares of Series A-1 Preferred Stock had voting power equal to 5,694,536 shares of Common Stock, and 8,174,510 shares of Series B Preferred Stock outstanding, which shares of Series B Preferred Stock had voting power equal to 136,241,833 shares of Common Stock.  Immediately prior to the consummation of the Financing, holders of a total of 98,987,413 (or approximately 51.4%) shares of Common Stock voted by consent,  holders of a total of 792,458 (or approximately 99.4%) shares of Series A-1 Preferred Stock, which shares are entitled to an aggregate of 5,660,415 votes on an as-converted basis, had voted by consent, and holders of a total of 6,968,367 (or approximately 85.2%) shares of Series B Preferred Stock, which shares are entitled to an aggregate of 116,139,448 votes on an as-converted basis, had voted by consent. The vote totals herein are presented on an as-converted basis with respect to the Series A-1 Preferred Stock and Series B Preferred Stock. The table below sets forth information regarding the results of the voting by consent.

Immediately prior to the consummation of the Financing, the stockholders voted by consent to amend the Company’s Certificate of Incorporation to increase the number of shares of authorized capital stock as follows (shares of Series A-1 Preferred Stock and Series B Preferred Stock presented on an as-converted basis):

Class of Stock	For	Against	Abstain
Common Stock	97,895,481	909,159	182,773
Series A-1 Preferred Stock	5,660,415	0	0
Series B Preferred Stock	116,139,448	0	0

TOTAL	219,695,344	909,159	182,773

In connection with the Financing, the holders of Series A-1 Preferred Stock approved an amendment and restatement of the Amended and Restated Series A-1 Certificate of Designation to provide that the rights, preferences and privileges of Series C Preferred will be superior to those of the Series A-1 Preferred Stock with respect to, among other things, payment of dividends and liquidation preference.  In connection with the Financing, the holders of Series B Preferred Stock approved an amendment and restatement of the Series B Certificate of Designation to provide that the rights, preferences and privileges of Series C Preferred will be superior to those of the Series B Preferred Stock with respect to, among other things, payment of dividends and liquidation preference.  The Amended and Restated Series B Certificate of Designation also provides for the election of three of the five members of the Company’s Board of Directors by the holders of Series B Preferred Stock and Series C Preferred Stock voting together as a class.

Item 7.01   Regulation FD Disclosure

On January 3, 2011, the Company issued a press release announcing the Company’s closing of the Financing.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits

(d)       Exhibits

10.58  Form of Registration Rights Agreement

99.1  Press Release dated January 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 5, 2011	Communication Intelligence Corporation

	By:	/s/ Craig Hutchison

Craig Hutchison
Vice President and Assistant Treasurer

Exhibit Index

Exhibit	Description
10.58	Form of Registration Rights Agreement

99.1	Press Release dated January 3, 2011